UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 11, 2020
Lonestar Resources US Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37670	81-0874035
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
111 Boland Street, Suite 301
Fort Worth, Texas 76107
(Address of principal executive office) (Zip Code)
(817) 921-1889
(Registrants’ telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Class A Voting Common Stock, par value $0.001 per share	LONE	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

Effective as of June 11, 2020, Lonestar Resources America, Inc. (“LRAI”), a subsidiary of Lonestar Resources US Inc. (the “Company”), entered into the Waiver and Thirteenth Amendment to Credit Agreement (the “Amendment”), among itself, the subsidiary guarantors party thereto, the several banks and other financial institutions party thereto and Citibank, N.A., in its capacity as administrative agent for the lenders (the “Administrative Agent”) to that certain Credit Agreement dated as of July 28, 2015 (as amended by the Amendment and as otherwise amended or modified from time to time prior to the Amendment, the “Credit Agreement”), by and among LRAI, the several banks and other financial institutions party thereto from time to time and the Administrative Agent to (a) waive any default or event of default arising from the Company's failure to provide quarterly financial statements for the fiscal quarter ended March 31, 2020 within 45 days after the end of such fiscal quarter; (b) decrease the borrowing base from $290 million to $286 million, until redetermined in accordance with the Amendment; (c) set the next borrowing base redetermination to take place on or around July, 1, 2020 (and in any event, no later than July 31, 2020); (d) amend the borrowing base utilization grid used in the applicable margin so that borrowings under the Credit Agreement bear interest, at the Company’s election, at either an alternate base rate plus an applicable margin ranging from 2.0% to 3.5% or the adjusted LIBO rate plus an applicable margin ranging from 3.0% to 4.5%, (e) until the July 1, 2020 redetermination, restrict the Company and its Subsidiaries’ ability to incur debt with respect to, among other items, capital leases and permitted senior debt, grant liens to secure other obligations, pay dividends on LRAI’s preferred stock and make certain investments and (f) amend certain other provisions of the Credit Agreement as more specifically set forth in the Amendment.

As of April 30, 2020, approximately $267.0 million was borrowed under the Credit Agreement and $0.4 million of letters of credit are outstanding.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Waiver and Thirteenth Amendment to Credit Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lonestar Resources US Inc.

June 17, 2020	/s/ Frank D. Bracken, III
Frank D. Bracken, III
Chief Executive Officer